Healthcare Corporation of America Announces
New Corporate Name and Stock-Trading Symbol

DENVILLE, N.J., Sept. 30, 2013 /PRNewswire/ -- Healthcare Corporation of America (HCCA) today announced that it has officially changed its name and stock-trading symbol to better reflect the company's business.

HCCA had been a unit of Selway Capital Acquisition Corp. since the company went public in April. The company has changed its name to Healthcare Corporation of America and will trade under the ticker symbol "HCCA," beginning at the open of trading today.

"This better aligns our corporate name to our overall mission -- to bring low-cost prescription drug solutions to a range of business partners across the healthcare spectrum," said Gary Sekulski, HCCA's Chairman and Chief Executive Officer. "We are excited to align our operations under a common brand."

HCCA operates through two primary business units: Prescription Corporation of America and 340Basics.

Prescription Corporation of America (PCA) is a pharmacy benefit management (PBM) company, providing affordable drug plans for corporations, business associations and trade groups, as well as local government entities, labor unions, charitable and non-profit organizations, and third-party administrators of self-insured benefit plans.

340Basics, launched earlier this year, helps federally qualified health centers (FQHC's), hospitals and pharmacies manage the compliance, operations and audit processes related to the federal 340B Drug Discount Program through easy-to-use software and comprehensive services designed specifically for eligible patients.

HCCA recently formed Morris Consulting Services as a wholly owned subsidiary, which will work with organizations using up-to-date data and analytics to assess where costs can be reduced in prescription-drug plans, making coverage more affordable for plan sponsors and for members.

"Since going public in April, we have shown our customers that we are focused on providing affordable high quality solutions for drug plans," Sekulski said. "We are moving forward in creating a diversified business that benefits all of our stakeholders and partners."

About Healthcare Corporation of America

Based in Denville, N.J., Healthcare Corporation of America's (HCCA) (www.hccarx.com) mission is to reduce prescription drug costs for clients while improving the quality of care for its members. Through its pharmacy benefit management (PBM) subsidiary, Prescription Corporation of America (PCA) (www.hca-pca.com), HCCA administers prescription drug benefit programs for employers ranging from commercial clients of various sizes and industries to business associations and trade groups, as well as local government entities, labor unions, charitable and non-profit organizations, and third-party administrators of self-insured benefit plans. In addition, through its 340Basics subsidiary (www.340Basics.com), HCCA provides software and services to help Covered Entities manage all processes related to the Federal 340B Drug Discount Program including registration, compliance, audit, claims processing, and access to pharmacies. Another newly formed subsidiary, Morris Consulting Services (MCS) (www.morrisconsultingservices.com) will work with organizations using up-to-date data and analytics to assess where costs can be reduced in prescription-drug plans, making coverage more affordable for plan sponsors and members.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the company does not assume a duty to update these forward-looking statements.

CONTACT: RAY PELLECCHIA, ZITO PARTNERS

(908) 546-7447

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